EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Greenfield Farms Food, Inc. Corporation (the "Company") on Form  10-K  for the period ending December 31, 2011 has filed with the Securities and Exchange  Commission  on the date hereof (the "Report"),  I,  Donna Moore,  Chief Financial Officer  of the Company, certify, pursuant to 18  U.S.C.  Section 1350, as adopted  pursuant to Section 906  of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained  in the Report fairly presents, in all material respects, the financial condition  and  result  of  operations  of the Company.

Date:  April 15, 2011

/s/ Donna Moore
Chief Financial Officer (Principal Financial Officer)